UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 2, 2021

PFSweb, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28275	75-2837058
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

505 MILLENNIUM DRIVE
ALLEN, TX 75013
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(972) 881-2900
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A
(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	PFSW	NASDAQ	Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01 Entry into a Material Definitive Agreement

On July 2, 2021, PFSweb, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and among the Company, Priority Fulfillment Services, Inc., a wholly-owned subsidiary of the Company (“PFS”), and RevTech Solutions India Private Limited, an indirect subsidiary of the Company, and Merkle Inc. and Dentsu Aegis Network India Private Limited (both such buyer entities being part of Dentsu International and together, “Merkle”), for the sale of the Company’s LiveArea business unit to Merkle for $250,000,000 in cash, subject to certain adjustments, including, adjustments based on a determination of net working capital, cash, transaction expenses and indebtedness, as provided in the Purchase Agreement (the “Transaction”). The sale of the Company’s LiveArea business is to be made through a sale of all of the issued and outstanding shares of common stock of LiveArea, Inc., a wholly-owned subsidiary of the Company (“LiveArea US”), and all of the issued and outstanding equity shares of PFSweb Global Services Pvt. Ltd. (”LA India” and, collectively with LiveArea US and its wholly-owned LiveArea entities in the United Kingdom and Bulgaria, the “LiveArea Companies”).

Pursuant to the Purchase Agreement, the Company has agreed, among other things, not to solicit, initiate, knowingly encourage or engage in any discussions or negotiations with any third parties regarding any alternative transaction proposals.

The Purchase Agreement contains customary representations, warranties and conditions for a transaction of this nature. The Purchase Agreement also contains customary pre-closing covenants, including the obligation of the Company to conduct, and cause the LiveArea Companies to conduct, the LiveArea business in the ordinary course and to refrain from taking certain specified actions without the consent of Merkle.

The consummation of the Transaction is subject to the satisfaction or waiver of certain customary conditions, including, among others: (i) the expiration termination of the waiting period applicable to the Transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) receipt of certain third party consents, and (iii) renewal of certain agreements with LiveArea customers.

Except for any claims relating to breaches of certain post-closing covenants, pre-closing taxes and fraud, Merkle’s sole remedy for claims for damages under the Purchase Agreement is a representation and warranty insurance policy bound by Merkle as of the date of the Purchase Agreement.

Either party may terminate the Purchase Agreement if the Transaction is not consummated by September 30, 2021, subject to certain conditions set forth in the Purchase Agreement.

On July 2, 2021, the Company and PFS also entered into a Transition Services Agreement with Merkle, conditioned upon the closing of the Transaction, pursuant to which the Company and PFS will provide certain benefits, HR, legal, accounting, and IT transition services for agreed-upon fees up until June 30, 2022 for some of such services.

The Company expects that the Transaction will close in the third quarter of 2021.

With the LiveArea business divestment pending closing, the Company has engaged Raymond James to explore strategic alternatives for its PFS business unit.

The foregoing description of the Transaction and the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Purchase Agreement has been attached to provide investors with information regarding its terms and conditions. It is not intended to provide any other factual information about the Company. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Company and Merkle rather than establishing matters set forth therein as facts. In addition, investors are not third party beneficiaries under the Purchase Agreement. Accordingly, the representations and warranties in the Purchase Agreement should not be relied on as characterizations of the actual state of facts about the Company.

ITEM 5.02 Item Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On June 30, 2021, the Board of Directors of the Company (the “Board”) approved amending “Deferred Stock Unit” (“DSU”) awards to non-employee Directors pursuant to Article 11 of the PFSweb, Inc. 2020 Stock and Incentive Plan (the “Plan”) to provide that outstanding DSUs and DSUs that may be granted to non-employee directors shall pay a Dividend Equivalent (as this term is defined in the Plan). The Company currently pays non-employee directors of the Company’s Board a quarterly retainer equal to $30,000, which is converted into notional common shares of the Company’s common stock at the current fair market value upon grant of the DSUs and carried as a liability on the books and records of the Company. Dividend Equivalents will be paid in the same form and at the same time as dividends are declared and paid, if any, on common stock of the Company. Otherwise, the notional shares credited to a non-employee Director of Company stock are not issued under the terms of the DSU until the Director no longer serves on the Board, at which time the Company will issue shares of common stock in satisfaction of the obligation.

(e) On June 30, 2021, the Compensation Committee of the Board (the “Committee”) approved certain contingent transaction retention cash bonus awards to Michael C. Willoughby (Chief Executive Officer), Thomas J. Madden (Chief Financial Officer), James Butler (Executive Vice President and President of LiveArea), R. Zach Thomann (Executive Vice President and President of PFS Operations), and Stephanie DelaCruz (Chief Accounting Officer). Each such executive officer would be eligible to receive a cash payment based on a percentage of the total “transaction value” received by the Company upon closing of the Transaction. The above executive officers’ respective percentages of the “transaction value” of a LiveArea sale payable as cash bonuses are as follows: Mr. Willoughby: 0.125%, Mr. Madden 0.07%, Mr. Butler 0.330%, Mr. Thomann 0.025%, and Ms. DelaCruz 0.050%. For purposes of the calculation of the transaction bonuses, “transaction value” means the total amount of cash and the fair market value of all securities or other property paid or payable, directly or indirectly, to the Company or its security holders upon a sale of the Company’s LiveArea business, including, without duplication: (A) cash; (B) deferred or installment payments, notes or other debt obligations issued in the transaction and payable in installments or otherwise deferred, including amounts held in escrow; (C) equity securities and other property; (D) “cashed out” or substituted options, warrants or other rights to acquire capital stock (whether or not vested); (E) any bank debt, capital lease obligations and other non-trade debt liabilities assumed by a buyer in an acquisition of assets or which remains outstanding at the time of closing of a transaction; and (F) future contingent payments to be paid to the Company or its security holders, including those related to future earnings or operations. The payment of each such bonus is contingent upon the closing the Transaction and is conditioned on each such executive officer remaining employed with the Company through the Transaction and a post-closing retention period. For Messrs. Willoughby, Madden and Thomann and Ms. DelaCruz, 50% of the bonus will be paid within 30 days of the closing of the Transaction and 50% of the bonus will be paid on the earlier of a change of control of the Company in connection with the Company’s strategic alternative initiative or April 1, 2022. For Mr. Butler, the bonus will be paid in twelve equal monthly installments that shall commence after closing the Transaction subject to Mr. Butler not voluntarily terminating his employment in relation to the LiveArea business prior to the one-year period following the closing of the Transaction.

On June 30, 2021, the Committee approved provisions to the transaction retention bonuses for Messrs. Willoughby, Madden, Butler and Thomann to provide a full gross up with respect to the bonuses if the transaction bonus along with all other compensation constitute “Parachute Payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and are be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any interest or penalties with respect to such excise tax (collectively, the “Excise Tax”). The gross up payment, if any, will be equal to the sum of the Excise Tax payable by the executive, plus the amount necessary to put the executive in the same after-tax position (taking into account any and all applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax and any income and employment taxes imposed on the gross-up payment)) that the executive would have been paid if the executive had not incurred any tax liability under Section 4999 of the Code. If owed, the Company shall pay to the executive, no later than the time the Excise Tax is required to be paid by the executive or withheld by the Company.

On June 30, 2021, the Company entered into an amendment to James Butler’s employment agreement, dated as of June 11, 2019, providing for 100% vesting of the target level Performance Based Stock units awarded in Mr. Butler’s employment agreement in the event of a change in control of the Company or a sale of the LiveArea business during 2021 (previous vesting percentage for calendar year 2021 event was 75%). Mr. Butler’s employment agreement was also amended to add a full gross up for all amounts paid pursuant to the amended employment agreement, which includes the annual bonus – cash and annual bonus – stock, which was approved to be paid at 100% of target, performance stock units and stock options, in the event such payments constitute Parachute Payments that will be subject to the Excise Tax. If LiveArea is sold, the gross up payment, if any, will be equal to the sum of the Excise Tax payable by the executive, plus the amount necessary to put the executive in the same after-tax position (taking into account any and all applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax and any income and employment taxes imposed on the gross-up payment)) that the executive would have been in if the executive had not incurred any tax liability under Section 4999 of the Code. If owed, the Company shall pay to the executive, no later than the time the Excise Tax is required to be paid by the executive or withheld by the Company.

On June 30, 2021, the Committee approved the payment of certain contingent transaction related bonuses paid in cash to Messrs. Willoughby, Madden and Thomann and Ms. DelaCruz. Each such executive officer would be eligible to receive a cash payment based on a percentage of the total “transaction value” received by the Company upon a change in control of the Company in connection with the Company’s strategic alternatives initiative. The above executive officers’ respective percentages of the “transaction value” of a LiveArea sale payable as cash bonuses are as follows: Mr. Willoughby: 0.255%, Mr. Madden 0.225%, Mr. Thomann 0.250%, and Ms. DelaCruz 0.080%. For purposes of the calculation of the transaction bonuses, “transaction value” will have the same meaning as set forth in the engagement letter with Raymond James, the banker working with the Company on the strategic alternatives initiative. The payment of each such bonus is contingent upon the closing on or prior to April 1, 2022, or such later date as determined by the Committee of a transaction that results in a change in control of the Company. The bonus will be paid as soon as practicable after the closing of any such transaction, but in no event later than 30 days of the closing of the transaction. The retention bonuses for Messrs. Willoughby, Madden and Thomann provide a full gross up with respect to the bonuses if the transaction bonus along with all other compensation constitute Parachute Payments that will be subject to the Excise Tax. If the Company experiences a change in control, the gross up payment, if any, will be equal to the sum of the Excise Tax payable by the executive, plus the amount necessary to put the executive in the same after-tax position (taking into account any and all applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax and any income and employment taxes imposed on the gross-up payment)) that the executive would have been in if the executive had not incurred any tax liability under Section 4999 of the Code. If owed, the Company shall pay to the executive, no later than the time the Excise Tax is required to be paid by the executive or withheld by the Company.

ITEM 7.01 Regulation FD Disclosure

On July 6, 2021, the Company issued a press release announcing the sale of its LiveArea business unit. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in Item 7.01 of this Form 8-K and the exhibit attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1
Stock Purchase Agreement, dated as of July 2, 2021, by and among PFSweb, Inc., Priority Fulfillment Services, Inc., RevTech Solutions India Private Limited, Merkle, Inc. and Dentsu Aegis Network India Private Limited.

99.1	Press Release Issued July 1, 2021
104	Cover Page Interactive Data file, formatted in Inline XBRL

Forward-Looking Information

This current report on Form 8-K contains forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. You can identify these forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “potential,” “project,” “seek,” “strive,” “predict,” “continue,” “target,” and “estimate” and other similar expressions. These forward-looking statements involve risks and uncertainties and may include assumptions as to how we may perform in the future, including the impact of the COVID-19 pandemic on our business, results of operations and global economic conditions. Although we believe the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee these expectations will actually be achieved. The Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2020 and any subsequent amendments or quarterly reports on Form 10-Q identify certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the periodic reports of the company and the Risk Factors described therein. The Company undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFSweb, Inc.

Dated: July 6, 2021	By:	/s/ Thomas J. Madden
Thomas J. Madden
Executive Vice President, Chief Financial Officer